UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2012

WMI HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Washington	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000 SEATTLE, WASHINGTON	98101
(Address of Principal Executive Offices)	(Zip Code)

(206) 432-8887
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 on Form 8-K/A to the Form 8-K originally filed by WMI Holdings Corp. (the successor to Washington Mutual, Inc.) on March 26, 2012 (the “Original Form 8-K”) is made solely to replace Exhibit 99.3 to the Original Form 8-K (the “Original Exhibit”) in its entirety with the exhibit that is attached hereto as Exhibit 99.3 (the “New Exhibit”).

The Original Exhibit consisted of two schedules that set forth the aggregate distributions that were projected to be made to certain classes of claims against, or equity interests in Washington Mutual, Inc. and its wholly-owned subsidiary, WMI Investment Corp. (collectively, the “Debtors”) pursuant to the Debtors’ Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, as modified by the Modification of Seventh Amended Plan dated January 9, 2012, the Second Modification of Seventh Amended Plan dated January 12, 2012, and the Third Modification of Seventh Amended Plan dated February 16, 2012, and as confirmed by the United States Bankruptcy Court for the District of Delaware on February 24, 2012 (the “Plan”), with illustrations in different denominational amounts.

The New Exhibit consists of one chart that sets forth the aggregate distributions in millions only, and incorporates a revision to the LTI Value that is projected to be distributed to the holders of Senior Subordinated Notes Claims (as defined in the Plan), reallocating a portion of the projected distribution between pre-petition interest and post-petition interest.  Except for the foregoing, all other information in the Original Form 8-K, including the financial statements and exhibits, remains the same.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.3	Summary of Certain Distributions.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP.

Date: April 2, 2011	By:	/s/ Charles Edward Smith
Charles Edward Smith
Executive Vice President

EXHIBIT INDEX

99.3	Summary of Certain Distributions.